UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2008, Prudential Financial, Inc. (the “Company”) reached a resolution of the previously disclosed investigations by the Securities and Exchange Commission (“SEC”) into certain reinsurance contracts entered into with a single counterparty in the years 1997 through 2002 relating to the Company’s property and casualty insurance operations that were sold in 2003. The SEC’s complaint in this matter, filed on August 6, 2008 in the United States District Court for the District of New Jersey, alleges, among other things, that the Company improperly accounted for the reinsurance contracts, resulting in overstatements of the Company’s consolidated results for the years 2000, 2001 and 2002 in certain of the Company’s reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in violation of the financial reporting, books-and-records and internal control provisions of the Exchange Act. In connection with the settlement, the Company has consented to entry of a final judgment enjoining it from future violations of specified provisions of the Exchange Act and related rules and regulations of the SEC thereunder.

The settlement, in which the Company neither admits nor denies the allegations in the complaint, resolves the SEC’s investigations into these matters without the imposition of any monetary fine or penalty.

The settlement documents include allegations that may result in litigation, adverse publicity and other potentially adverse impacts to the Company’s businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris

Name: Brian J. Morris Title: Vice President and Assistant Secretary